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                                                         EXHIBIT NO. 99.9(b)

                             MFS SERIES TRUST VIII
                500 Boylston Street, Boston, Massachusetts 02116




                                       December 28, 1993




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated May 6, 1991, as modified by a letter agreement dated December 31, 1992, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                       Sincerely,

                                       MFS SERIES TRUST VIII




                                       By:     W. THOMAS LONDON
                                               W. Thomas London
                                               Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.


By:      JAMES E. RUSSELL
         James E. Russell
         Treasurer
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                                                              ATTACHMENT 1
                                                              December 28, 1993




                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                    AND MFS SERIES TRUST VIII (the "Trust")





1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

     0.15% of the first $500 million of the assets of the series attributable to such class;
     0.12% of the second $500 million of the assets of the series attributable to such class;
     0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

     0.22% of the first $500 million of the assets of the series attributable to such class;
     0.18% of the second $500 million of the assets of the series attributable to such class;
     0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

     0.15% of the first $500 million of the assets of the series attributable to such class;
     0.12% of the second $500 million of the assets of the series attributable to such class;
     0.09% over $1 billion of the assets of the series attributable to such class.